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                                  EXHIBIT 99.1
                                 PRESS RELEASE
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                                                                    EXHIBIT 99.1

              INFORMIX TO ACQUIRE #1 PROVIDER OF DATA WAREHOUSING
                        INFRASTRUCTURE, ARDENT SOFTWARE

    MENLO PARK, CALIF. AND WESTBORO, MASS.--DECEMBER 1, 1999--Informix-Registered Trademark- (NASDAQ: IFMX), the technology leader in the software infrastructure for the i.Economy, and Ardent Software (NASDAQ:
ARDT), the leading provider of data integration infrastructure software for data warehouse, business intelligence, and e-business applications, today announced that they have reached a definitive agreement to combine their operations in a transaction valued, on a fully diluted basis, at approximately $880 million, based on the closing price of Informix common stock on November 30, 1999. The combination accelerates the strategies of both companies and creates a $1 billion market leader in open software infrastructure for the i.Economy.

    Under terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, 3.5 shares of Informix common stock will be exchanged for each outstanding Ardent share and Informix will assume all outstanding Ardent options. The transaction is expected to be accounted for as a pooling of interests and to be accretive to Informix's earnings per share in 2000, excluding non-recurring transaction-related costs. The transaction will be treated as a tax-free reorganization for Ardent shareholders. Completion of the transaction, which is subject to the approval of stockholders of both companies and customary regulatory reviews, is expected to occur in the first quarter of 2000.

    "In today's i.Economy, businesses must continually update their product offerings and business processes to remain competitive. The Web is where customers, partners and prospects go to obtain information, buy products and get support. When competition is just a click away, speed, convenience and a personalized experience are a distinct advantage that can only be gained by directly linking what you offer to what you know about your audience's needs and preferences," said Jean-Yves Dexmier, president and chief executive officer of Informix. "Business intelligence is what gives you this insight, but winning in the i.Economy requires that business intelligence and e-commerce solutions be tightly integrated to drive dynamic content and commerce. The combination of Informix and Ardent is so compelling because it creates the market leader for the business intelligence infrastructure that makes this integration possible."

    "Informix has already established technology leadership in e-commerce infrastructure with the release of its Internet database Informix Internet Foundation.2000, the acquisition of Cloudscape for distributed e-Business applications, the release of i.Reach and i.Sell Web solutions, and the release to some customers of its Media360, our digital asset management solution. Through the combination with Ardent, we become the first and only software provider that can offer all the components of an end-to-end integrated e-commerce and business intelligence solution," added Mr. Dexmier. "This transaction also represents a significant step in Informix's transformation to a provider of open, database-independent solutions. Ardent's components and solutions will continue to be marketed independently of the underlying database technology. This is a clear demonstration of our commitment to be the leader in the open software infrastructure for the i.Economy."

    Henry Morris, vice president for data warehousing at International Data Corporation said, "Linking transactional and analytical cycles is essential to unlocking the strategic value of data generated by e-commerce systems. Businesses must be able to rapidly analyze and then respond to the latest Web-based data on customers and suppliers, delivering personalized content that impacts future Web transactions. With its focus on data transformation, meta data management, XML support, and data quality, Ardent's infrastructure initiatives address the new requirements for closed loop systems. Informix has an excellent opportunity to integrate these capabilities with its database server technology, enhancing its robust platform for building optimized e-commerce and analytic applications."

    Peter Gyenes, chairman, president and chief executive officer of Ardent Software said, "Ardent has established itself as the acknowledged leader in the data warehouse and business intelligence infrastructure market. Our capabilities in data integration consisting of data movement, meta data management, and data quality are widely recognized for their performance, scalability and breadth of functionality."

    "The next generation of business intelligence applications will pose data integration and data management challenges that, together, Ardent and Informix are uniquely positioned to address. Ardent's
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products allow data of all kinds to be integrated from anywhere, including clickstream and other Web content, while Informix's business intelligence engines excel at managing large volumes of content-rich data typical of the Internet. Additionally, this combination leverages our highly complementary skill sets, customer bases, global sales and services operations, and significantly expands our market reach. We believe that we will have an unparalleled platform for sustainable competitive advantage in the i.Economy," added Mr. Gyenes.

    "Mergers, such as that between Informix and Ardent, are positive developments, as they bring both companies closer to delivering a data integration and business intelligence infrastructure that is optimized for e-business," said Aaron Zornes, executive vice president and director of META Group's Application Delivery Strategies. "Giving customers a choice of proven individual products or the option of integrated data warehouse end-to-end solutions is a key to success. Our recent research on total cost of ownership for data warehouse shows that an integrated solution can drastically reduce such cost."

ABOUT ARDENT SOFTWARE

    Ardent Software is a leading global data management software company. Ardent develops and markets data integration infrastructure software for e-business, data warehousing and analytical applications, and enterprise portals; along with embedded databases and tools for developing and deploying packaged applications. With worldwide sales and services operations, and 1,000 resellers in more than 50 countries, Ardent is one of the top software companies in the world. More than 60,000 customers and 2.2 million users in virtually every aspect of business and government use solutions that are powered by Ardent technology. Ardent is headquartered in Westboro, Massachusetts. The company's common stock trades on the Nasdaq National Market under the symbol "ARDT". For more information, visit Ardent's web site at www.ardentsoftware.com.

ABOUT INFORMIX

    Based in Menlo Park, California, Informix Corporation specializes in advanced information management technologies that help enterprises in the i.Economy get to market quickly, generate new revenue, build a unique strategic advantage, and solve their most complex business problems. Informix offers customers a complete software infrastructure for the Web that delivers highly scalable transaction processing, personalized content management, integrated business intelligence, full multi-media capabilities and complete e-commerce solutions. For more information, contact the sales office nearest you or visit our Web site at www.informix.com.

    INFORMIX EDITORIAL CONTACT:

Craig Librett
Miller/Shandwick Technologies
(617) 351-4129 or (617) 593-6843
CLIBRETT@MILLER.SHANDWICK.COM

    INFORMIX INVESTOR RELATIONS CONTACT:

Kate Patterson
Informix Corporation
(650) 926-6809
KATEP@INFORMIX.COM

    ARDENT EDITORIAL CONTACT:

Chas Kielt
Miller Consulting Group
(617) 262-1800 #242
CHAS@MILLERGRP.COM

    ARDENT INVESTOR RELATIONS CONTACT:

Jeff Spotts
Ardent Software
508-366-3888 #3290
JEFF.SPOTTS@ARDENTSOFTWARE.COM